Exhibit 10.1
SECURITIES PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made by and between Axion International Holdings, Inc., a Colorado corporation (the “Company”), and the Purchaser set forth on the signature page affixed hereto (the “Purchaser”).

Recitals

A.           The Company is offering (the “Offering”) up to 2,500,000 shares of the Company’s Common Stock, without par value (the “Common Stock”), at a price per share of Eighty-eight cents ($.88) per share;

B.           The Offering is made on a best effort basis with no minimum number of shares required to be sold, to Accredited Investors (as defined below) in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended (“1933 Act”), and the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act; and

C.           By executing this Agreement, the Purchaser has agreed to purchase, and the Company upon counter-execution of this Agreement will agree to sell and issue to the Purchaser, upon the terms and subject to the conditions stated in this Agreement, such number of shares of the Company’s Common Stock (the “Shares”) as set forth on the signature page affixed hereto.

NOW, THEREFORE, In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

 “Accredited Investor” shall have the meaning assigned to such term in Rule 501(a) of Regulation D, a copy of which is attached hereto as Exhibit A.

 “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

 “Agreements” means this Agreement and any other agreement entered into, now or in the future, by the Company in connection with this Agreement or any of the other Agreements.

1.3.  “Closing” means the consummation of the purchase and sale of the  Shares.

1.4. “Material Adverse Effect” means a material adverse effect on the (i) condition (financial or otherwise), business, assets or results of operations of the Company; (ii) ability of the Company to perform any of its material obligations under the terms of the Agreements; or (iii) material rights and remedies of a Purchaser under the terms of the Agreements.

1.5. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.6.  “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.           Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties made herein, the Purchaser hereby agrees to purchase, and the Company, upon counter-execution of this Agreement, agrees to sell and issue to the Purchaser, the number of Shares set forth on the signature page attached hereto for a purchase price of $.88 per Share (the “Purchase Price”). The Purchase Price shall be payable by wire transfer or as otherwise agreed to by the Company and the Purchaser.

3.           Subscription Procedure.  In order to subscribe for the Shares, the Purchaser shall deliver to the Company (a) the signature page to this Agreement executed by the Purchaser with all blanks properly completed, indicating the number of Shares subscribed for, and (b) the aggregate Purchase Price for such Shares.  On delivery of the executed signature page by the Purchaser, the Purchaser will become bound by the terms of the Agreement, and unless otherwise required by applicable securities laws, the Agreement will not be revocable by the Purchaser.  Thereafter if the Company elects, in its sole and absolute discretion, to accept the Purchaser’s subscription for such shares, the Company shall execute this Agreement and deliver its signature page, together with a certificate for the number of shares being purchased by the Purchaser.  The Closing shall be deemed to have occurred upon the delivery of such Shares by the Company to the Purchaser.

4.           Representations and Warranties of the Company.  Except as disclosed in the Company’s SEC Filings (as defined below), the Company hereby represents and warrants to the Purchases that:

4.1.           Organization, Good Standing and Qualification. The Company is a corporation validly existing and in good standing under the laws of Colorado and has all requisite corporate power and authority to carry on its business as now conducted and own its properties.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not result in a Material Adverse Effect.

4.2.           Authorization.  The Company has full corporate power and authority and has taken all requisite action on the part of the Company necessary for (i) the authorization, execution and delivery of the Agreements, (ii) authorization of the performance of all obligations of the Company hereunder and thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and general principles of equity that restrict the availability of equitable or legal remedies.

4.3.           Valid Issuance.  As of the Closing, the Company has reserved a sufficient number of shares of Common Stock for the issuance of the Shares. The Shares are duly authorized and, when issued in accordance herewith, will be validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions imposed by or through the Company, except for restrictions on transfer imposed by applicable securities laws.

4.4.           Consents.  The execution, delivery and performance by the Company of the Agreements and, subject to the truth and accuracy of the representations made by the Purchaser in this Agreement, the offer, issuance and sale of the Shares to the Purchaser, require no consent of, action by or in respect of, or filing with, any Person, agency, or official and filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws.

4.5.           SEC Filings; Business.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to or on the date hereof and all registration statements and exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Filings").  As of the date of filing of such SEC Filings, each such SEC Filing, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filing. None of the SEC Filings, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Filings complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.6.           No Conflict, Breach, Violation or Default; Compliance with Law. The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, constitute a default under, require any consent, approval or filing under, result in or require the creation or imposition of any lien or encumbrance upon or with respect to the Company’s property under (i) the Company’s Articles of Incorporation (including any certificates of designation) or the Company’s Bylaws, both as in effect on the date hereof,  (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties; or (iii) any contract, loan or instrument by which the company or its property is bound.  The Company (i) is not to its knowledge in violation of any statute, rule or regulation applicable to the Company or its assets or its activities, (ii) is not in violation of any judgment, order or decree applicable to the Company or its assets; and (iii) has not received notice from any Person of any claim, investigation or inquiry, that, if adversely determined, would render the preceding sentence untrue or incomplete and the Company is aware of no facts or circumstances which could give rise to such a claim, investigation or inquiry.

4.7.           Brokers and Finders. The Purchaser shall have no liability or responsibility for the payment of any commission or finder’s fee to any third party in connection with or resulting from this agreement or the transactions contemplated by this Agreement by reason of any agreement of or action taken by the Company.

5.           Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company that:

5.1           Organization, Good Standing, Authorization.  If Purchaser is an entity, it is a corporation, limited liability company, trust or partnership or other similar entity duly organized, validly existing and in good standing under the laws of its jurisdiction.  Purchaser has full power and authority (corporate or otherwise) to execute, deliver and enter into the Agreements.  The execution, delivery and performance by the Purchaser of the Agreements have been duly authorized and each of the Agreements constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and general principles of equity that restrict the availability of equitable or legal remedies.

5.2           Purchase Entirely for Own Account.  The Shares to be received by the Purchaser hereunder will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Purchaser is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

5.3           Investment Experience.  The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters and in private placement transactions of companies similar to the Company so that it is capable of evaluating the merits and risks of the purchase contemplated hereby.

5.4           Disclosure of Information.  The Purchaser has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares and has received and read the SEC Filings filed via EDGAR.  Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or made pursuant to this Agreement.

5.5           Restricted Securities.  The Purchaser understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable state laws and regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.6           Legends.  It is understood that the certificates evidencing the Shares may bear one or all of the following legends or legends substantially similar thereto:

1. (a) “The shares represented by this certificate may not be transferred without (i) the opinion of counsel reasonably satisfactory to the corporation that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws; or (ii) such registration or qualification.”
2.
3. (b)  If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

5.7           Accredited Investor.  The Purchaser is an Accredited Investor.

5.8.           No General Solicitation.  The Purchaser did not learn of the investment in the Shares as a result of any public advertising or general solicitation.

6.           Miscellaneous.

6.1           Successors and Assigns.  This Agreement may not be assigned by the Company.  The Purchaser may assign its rights and delegate its duties hereunder in whole or in part to any Person (who is not a competitor or vendor of the Company) to which the Purchaser has transferred or assigned all or part of its Shares, provided in each case that such transferee or assignee acknowledges in writing to the Company that the representations and warranties contained herein shall apply to such transferee or assignee. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2           Counterparts. This Agreement may be executed in two or more counterparts, by original or facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.3     Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.4     Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) facsimile, with electronic confirmation of transmittal, (iii) certified mail, return receipt requested, or (iv) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

c/o Axion International, Inc.
665 Martinsville Road
Basking Ridge, New Jersey 07920
Facsimile: (908) 542-0999
Att:  James Kerstein, CEO

With a copy to:
Silverman Sclar Shin & Byrne PLLC
381 Park Avenue South
Facsimile: (212) 779-8858
Att:  John Shin, Esq.

If to the Purchaser, to the addresses set forth on the
signature page hereto.

6.5   Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

6.6     Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.7     Entire Agreement.  This Agreement, including the exhibits and schedules hereto, and the other documents contemplated hereby constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

6.8    Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

6.9    Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

6.10      No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Agreements.  In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Agreements shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the other Agreements.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the 9th day of January, 2009.

The Company:	AXION INTERNATIONAL HOLDINGS, INC.

By: /s/ Marc Green
Name: Marc Green
Title: President

Purchaser

Insight Partners, LLC

/s/ Mark Goldstein
By: Mark Goldstein

_____________________
Title: Managing Partner

Number of Shares to be purchased at the Closing:	1,562,500
Purchase Price (number of Shares x $.88):	$1,375,000.00

Social Security/Tax Identification Number:

Principal jurisdiction in which business is conducted:		Maryland

If Purchaser is an entity, form of entity:		Limited Liability Company

State under which entity is formed:		Maryland

Address:

		Facsimile: _____________________

		with a copy to: